Exhibit 1

The following is an excerpt of a free translation of the Monthly Activities Report of the Judicial Administrator appointed in the judicial reorganization proceedings of Oi S.A. –In Judicial Reorganization for May 2019 filed with the 7th Business Court of Rio de Janeiro on July 15, 2019. Due to the complexities of language translation, translations are not always precise. The original Monthly Activities Report was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. There is no assurance as to the accuracy, reliability or completeness of the translation.

FINANCIAL INFORMATION

4.1 Management Cash Flow Statement

MANAGEMENT CASH FLOW STATEMENT

HIGHLIGHTS

Demo
01 to 31 of **MAY,** 2019

- **Net Operating Cash Generation from The Companies under Reorganization** was negative by BRL 417 million in May/19

- **Investments** reached BRL 672 million in May/19

- **Receipts** increased by BRL 725 million in May 19, totaling BRL 2,815 million

- **Payments** decreased BRL 404 million in May 19, reaching a level of BRL 2,560 million

- The **Final Balance of Caixa Financeiro of the Companies under Reorganization** shrank by BRL 308 million in May 19, totaling BRL 4,306 million

Demo

01 to 31 of **MAY**, 2019

Net Operating Cash Generation from The Companies under Reorganization was negative by BRL 417 million in May/19

- The Generation of Net Operating Cash from the Companies under Reorganization in the month of May/19 was negative in BRL 417 million, after a negative result of BRL 1,414 million observed in the previous month (Figure 5). Compared to April 19, Receipts increased by BRL 725 million, reaching a level of BRL 2,815 million, while cash outflows with Payments and Investments decreased by BRL 272 million, totaling BRL 3,232 million together (Figure 6).
- The other transactions in the Companies under Reorganization, which includes *financial operations and intra-group operations,* contributed jointly to the cash inflow of BRL 109 million in May 19.
- Thus, the variation in the Final Balance of the Financial Cash of the Companies under Reorganization was negative at BRL 308 million in May 19, resulting in an amount of BRL 4,306 million (Figure 7), corresponding to a decrease of 6.7% in relation to the previous month.
- Detailed considerations of the variations will be analyzed in the following pages.

Source: Financial statements and management information

Figure 5 - Net Operating Cash Generation - Monthly Balance


in BRL million
1.093
469
428
318
231
333
(154)
155
(279)
(231)
51
266
(175)
61
182
(238)
(454)
(34)
(977)
(250)
(104)
(1.026)
(261)
136
(164)
17
79
(435)
(38)
16
(873)
(887)
43
(1.414)
(417)
JUL/16
AGO/16
SET/16
OUT/16
NOV/16
DEZ/16
JAN/17
FEV/17
MAR/17
ABR/17
MAI/17
JUN/17
JUL/17
AGO/17
SET/17
OUT/17
NOV/17
DEZ/17
JAN/18
FEV/18
MAR/18
ABR/18
MAI/18
JUN/18
JUL/18
AGO/18
SET/18
OUT/18
NOV/18
DEZ/18
JAN/19
FEV/19
MAR/19
ABR/19
MAI/19

Figure 6 - Monthly evolution . Receipts x Payments/Investments


4.000
3.500
3.000
2.500
2.000
1.500
1.000
500
RECEIPTS
PAYMENTS
+
INVESTMENTS
3.232
2.815
in BRL million
JUL/16
SET/16
NOV/16
JAN/17
MAR/17
MAI/17
JUL/17
SET/17
NOV/17
JAN/18
MAR/18
MAI/18
JUL/18
SET/18
NOV/18
JAN/19
MAR/19
MAI/19

Figure 7 - Financial Cash - The Companies under Reorganization - monthly - Closing Balance


8.000
7.000
6.000
5.000
4.000
3.000
2.000
1.000
in BRL million
4.180
7.524
7.515
5.943
6.010
4.469
4.614
4.306
JUN/16
JUL/16
AGO/16
SET/16
OUT/16
NOV/16
DEZ/16
JAN/17
FEV/17
MAR/17
ABR/17
MAI/17
JUN/17
JUL/17
AGO/17
SET/17
OUT/17
NOV/17
DEZ/17
JAN/18
FEV/18
MAR/18
ABR/18
MAI/18
JUN/18
JUL/18
AGO/18
SET/18
OUT/18
NOV/18
DEZ/18
JAN/19
FEV/19
MAR/19
ABR/19
MAI/19

Cash outflow from Investments contributed to the negative balance of Net Operating Cash Generation

Figure 8 - Management cash flow statement

	Apr/19	May/19	Δ
Clients	1,570	1,660	6%
Network Usage Services	6	252	4100%
Dealers	427	446	4%
Other	87	457	425%
Receipts (1)	**2,090**	**2,815**	**35%**

	Apr/19	May/19	Δ
Plant Maintenance	(324)	(322)	-1%
Rent	(407)	(432)	6%
Data Processing/Graphics	(139)	(94)	-32%
Call Center Customer Service/Billing	(135)	(138)	2%
Dealers	(100)	(109)	9%
Consultancy / Audits / Fees	(76)	(42)	-45%
Other Services/Payments	(309)	(517)	67%
Materials/Services (2)	**(1,490)**	**(1,654)**	**11%**

	Apr/19	May/19	Δ
Network Usage Services	(6)	(251)	4083%
Judicial Deposits	78	41	-47%
Contingencies	(5)	(16)	220%
Other Payment (2)	**67**	**(226)**	**220%**

	Apr/19	May/19	Δ
Telemar	(230)	(279)	21%
Oi S.A.	(81)	(99)	22%
Oi Móvel	(229)	(294)	28%
Investments (3)	**(540)**	**(672)**	**24%**


in BRL million
2.815
(180)
(1.654)
(500)
0
(226)
(672)
(417)
Receipts
Personnel
Materials/Services
Tax
Mediation
Other payments
Investment
Generation Net Operation

Source: Financial statements and management information

Demo

01 to 31 of **MAY**, 2019

Table 1 - Management Cash Flow Statement - Apr/19

BRL million	(A) 04/30/2019 Apr/19	(B) - (A) Variation	(B) 05/31/2019 May/19
INITIAL Balance - Financial Cash	**6,010**	**(1,396)**	**4,614**
Clients	1,570	90	1,660
Network Usage Services	6	246	252
Dealers	427	19	446
Other	87	370	457
Receipts (1)	**2,090**	**725**	**2,815**
Personnel	(320)	140	(180)
Suppliers of Materials/Services	(1,496)	(409)	(1,905)
Tax	(1,221)	721	(500)
Judicial Deposits	78	(37)	41
Contingencies	(5)	(11)	(16)
Mediation	-	-	-
Payments (2)	**(2,964)**	**404**	**(2,560)**
Telemar	(230)	(49)	(279)
Oi S.A.	(81)	(18)	(99)
Oi Móvel	(229)	(65)	(294)
Investments (3)	**(540)**	**(132)**	**(672)**
Net Operating Income (1+2+3)	**(1,414)**	**997**	**(417)**
Capital Increase	-	-	-
Pharol Agreement	-	-	-
Intra Group Operations		100	100
Financial Operations	17	*(8)*	9
Dividends and JCP	-	-	-
FINAL Balance - Financial Cash	**4,614**	**(308)**	**4,306**

Figure 9 - Receipts - Structure of participation

RECEIPTS TOTAL
BRL 2,815 million


Network Usage Services BRL 252 million 9%
Dealers BRL 457 mi 16%
Other BRL 457 mi 16%
Clients BRL 1,660 mi 59%

	May/19 BRL million	May/19 Participation	Apr/19 Participation
Receipts	**2,815**	**100%**	**100%**
Clients	1,660	59%	75%
Other	457	16%	5%
Dealers	446	16%	20%
Network Usage Service	252	9%	0%

RECEIPTS

Receipts increased in May/19

In May 19 there was a BRL 725 million increase in the Receipts account when compared to the previous month (+34.7%), reaching the figure of BRL 2,815 million.

The heading *Customers* recorded an increase of BRL 90 million in May 19, totaling BRL 1,660 million, before collection of BRL 1,570 million in April 19. In May 19, the amount of BRL 246 million was increased to BRL 252 million, compared to BRL 6 million in the previous month.

- Management reported that the increase in the heading *Customers* in May 19 was due to the higher number of business days (22 d.u. in May 19 against 21 d.u. in April 19) and the increase in the volume of write-offs due to the collection of Oi S.A.'s invoices.
- Management also pointed out that the "*Network Use Services"* account is subject to fluctuations over the months and should be analyzed in conjunction with the "Network Use Services" account.

In the same direction, the *Dealers* account increased by BRL 19 million in May 19, reaching a level of BRL 446 million. Finally, the heading *Other Receipts* recorded an increase of BRL 370 million, totaling a cash inflow of BRL 457 million in May/19.

- Management stated that the increase in *Other Receipts* in May 19 is explained by the higher level of Intercompany Interconnection Receipts among the companies under Court-Supervised Reorganization, and that the effect is cancelled with the item "Other services/payments"

Demo

01 to 31 of **MAY**, 2019

Table 1 - Managerial Cash Flow Statement - May/19

BRL million	(A) 04/30/2019 **Apr/19**	(B) - (A) *Variation*	(B) 05/31/2019 **May/19**
INITIAL Balance - Financial Cash	**6,010**	**(1,396)**	**4,614**
Clients	1,570	90	1,660
Network Usage Services	6	246	252
Dealers	427	19	446
Other	87	370	457
Receipts (1)	**2,090**	**725**	**2,815**
Personnel	(320)	140	(180)
Suppliers of Materials/Services	(1,496)	(409)	(1,905)
Tax	(1,221)	721	(500)
Judicial Deposits	78	(37)	41
Contingencies	(5)	(11)	(16)
Mediation	-	-	-
Payments (2)	**(2,964)**	**404**	**(2,560)**
Telemar	(230)	(49)	(279)
Oi S.A.	(81)	(18)	(99)
Oi Móvel	(229)	(65)	(294)
Investments (3)	**(540)**	**(132)**	**(672)**
Net Operating Income (1+2+3)	**(1,414)**	**997**	**(417)**
Capital Increase	-	-	-
Pharol Agreement	-	-	-
Intra Group Operations		100	100
Financial Operations	17	*(8)*	9
Dividends and JCP	-	-	-
FINAL Balance - Financial Cash	**4,614**	**(308)**	**4,306**

Figure 10 - Payments - Participation structure


Other
BRL (-25) million
-1%
Personnel
BRL 180 million
7%
RECEIPTS
TOTAL
BRL 2,560 million
Tax
BRL 500 million
20%
Suppliers
BRL 1,905 million
74%

	May/19		Apr/19
	BRL million	Participation	Participation
Payments	**2,560**	**100%**	**100%**
Suppliers of Materials/Services	1,905	74%	50%
Tax	500	20%	41%
Personnel	180	7%	11%
Other	(25)	-1%	-2%
Mediation		0%	0%

PAYMENTS

Reduction of Payments in May/19

Payments totaled BRL 2,560 million in May 19, a decrease of BRL 404 million in relation to the previous month, when the heading registered BRL 2,964 million.

The main reason for the lower cash outflow from Payments was the *Taxes* heading, which fell by BRL 721 million in May 19, totaling BRL 500 million. In the same direction, *Personnel* had a reduction of BRL 140 million in the month, totaling BRL 180 million.

- According to the Administration, the reduction observed in the heading *Taxes* in May 19 is a reflection of the punctual payment of the annual maintenance fee to Anatel in the previous month, besides the burden of concession.
- According to Management, the decrease in the *Personnel* heading in May 2009 reflects the payment in the previous month of the 2018 PPR for the 2018 targets, approved in the 2018/2019 collective agreement.

On the other hand, *Suppliers of Materials/Services* registered an increase of BRL 409 million in the month, reaching the level of BRL 1,905 million.

- According to Management, the increase in the heading *Suppliers of Materials/Services* in May 19 is mainly explained by:
  - Intercompany payment of interconnection between the companies under Court-Supervised reorganization, the effect of which is annulled with the caption "Other receipts"
  - Increase in Intercompany commission payment to Paggo Lojas, for sales of fixed and mobile telecommunication services

Judicial deposits, on the other hand, had a lower cash inflow in May 19, rising from BRL 78 million in April 19 to BRL 41 million in May 19. Finally, the heading *Contingencies* recorded a cash outflow of BRL 16 million, while *Mediation* showed no change in relation to the previous month.

- The administration informed, in relation to *Judicial Deposits*, that in May 19 there was less redemption of deposits and unlocks in relation to the previous month, in the PEX and Civil sphere.

Demo

01 to 31 of **MAY**, 2019

Table 1 - Managerial Cash Flow Statement - May/19

BRL million	(A) 04/30/2019 **Apr/19**	(B) - (A) *Variation*	(B) 05/31/2019 **May/19**
INITIAL Balance - Financial Cash	**6,010**	**(1,396)**	**4,614**
Clients	1,570	90	1,660
Network Usage Services	6	246	252
Dealers	427	19	446
Other	87	370	457
Receipts (1)	**2,090**	**725**	**2,815**
Personnel	(320)	140	(180)
Suppliers of Materials/Services	(1,496)	(409)	(1,905)
Tax	(1,221)	721	(500)
Judicial Deposits	78	(37)	41
Contingencies	(5)	(11)	(16)
Mediation	-	-	-
Payments (2)	**(2,964)**	**404**	**(2,560)**
Telemar	(230)	(49)	(279)
Oi S.A.	(81)	(18)	(99)
Oi Móvel	(229)	(65)	(294)
Investments (3)	**(540)**	**(132)**	**(672)**
Net Operating Income (1+2+3)	**(1,414)**	**997**	**(417)**
Capital Increase	-	-	-
Pharol Agreement	-	-	-
Intra Group Operations		100	100
Financial Operations	17	*(8)*	9
Dividends and JCP	-	-	-
FINAL Balance - Financial Cash	**4,614**	**(308)**	**4,306**

Figure 11 - Investments - Participation structure



INVESTMENTS TOTAL
BRL 672 million
Oi S.A.
BRL 99 million
15%
Telemar
BRL 294 million
44%
Oi Móvel
BRL 279 million
42%

	May/19 BRL million	May/19 Participation	Apr/19 Participation
Investment	**572**	**100%**	**100%**
Oi Móvel	294	44%	42%
Telemar	279	42%	43%
Oi S.A.	99	15%	15%

INVESTMENTS

The Companies under Reorganization recorded *Investment* Payments of BRL 672 million in May 19, an increase of 24.4% in relation to the previous month, when there was a cash outflow with *Investments* of BRL 540 million.

Investments related to Telemar S.A. had a high of BRL 49 million, totaling BRL 279 million in May/19. Investments in Oi Móvel S.A. increased by BRL 65 million, totaling BRL 294 million, while Investments in Oi S.A. increased from BRL 81 million in April/19 to BRL 99 million in May/19.

- Management emphasized that the result for the month is within the strategic plan to accelerate the Company's investments, mainly in optical fiber and expansion of the mobile network.

NET OPERATING INCOME

The level of *Receipts* in May 19, of BRL 2,815 million, was lower than the total sum of *Payments* (BRL 2,560 million) and cash outflows with *Investments* (BRL 672 million) in the month, which directly contributed to the negative balance of BRL 417 million in the Net Operational Generation of the Companies under Reorganization in the month.

- Management informed that the result is in line with the flow foreseen in the Court-Supervised Reorganization Plan.

CLOSING BALANCE – FINANCIAL CASH

Financial Operations registered a positive result of BRL 9 million in May 19, a decrease of BRL 8 million in relation to the previous month. *Intra-Group Operations* recorded a cash inflow of BRL 100 million in May 19. The other headings remained at zero.

- Management informed that the reduction in revenue arising from Financial Operations is a reflection of the lower interest rate of the Brazilian economy in 2019, in addition to the effect of the IR Share Commitment.

- In relation to the *Intra-Group Operations* heading, Management informed that the cash inflow in May 19 is due to a capital reduction in a company not recovering from the Oi Group.

Thus, adding the inflow of BRL 109 million in *Financial Operations* and *Intra-Group Operations* to the negative balance of BRL 417 million in Net Operating Cash Generation, the Final Balance of Caixa Financeiro of the Companies under Reorganization was reduced by BRL 308 million in relation to the previous month (drop of 6.7%), totaling BRL 4,306 million.

- Management emphasized that, as provided for in the guidelines of the Court-Supervised Reorganization Plan, upward and downward fluctuations in the Company's cash flow are expected throughout the year.

Demonstration

01 to 31 of **MAY**, 2019

Table 2 - Direct Cash Flow

BRL million

CONSOLIDATED OF THE COMPANIES UNDER REORGANIZATION	DEC/17	JAN/18	FEB/18	MAR/18	APR/18	MAY/18	JUN/18	JUL/18	AUG/18	SEP/18	OCT/18	NOV/18	DEC/18	JAN/19	FEB/19	MAR/19	APR/19	MAY/19
Opening Balance - Financial Cash	**6,877**	**6,881**	**6,128**	**5,909**	**5,831**	**4,820**	**4,602**	**4,819**	**4,677**	**4,721**	**4,815**	**4,379**	**4,362**	**4,469**	**7,515**	**5,943**	**6,010**	**4,614**
Receipts	**2,716**	**2,816**	**2,758**	**2,646**	**2,619**	**2,386**	**2,736**	**2,589**	**2,659**	**2,694**	**2,898**	**2,815**	**2,645**	**2,463**	**2,400**	**2,248**	2,090	2,815
Clients	1,905	1,825	1,691	1,855	1,780	1,799	1,734	1,836	1,731	1,681	1,756	1,807	1,697	1,628	1,541	1,572	1,570	1,660
Network Usage Services	197	201	209	212	234	3	467	228	210	205	204	192	192	177	191	151	6	252
Dealers	420	524	411	456	461	491	471	431	518	420	466	478	412	498	400	411	427	446
Other	194	266	447	123	144	93	64	94	200	388	472	338	344	160	268	114	87	457
Payments	**(2,560)**	**(3,239)**	**(2,578)**	**(2,231)**	**(3,109)**	**(2,213)**	**(2,223)**	**(2,383)**	**(2,279)**	**(2,276)**	**(2,751)**	**(2,432)**	**(2,285)**	**(2,733)**	**(2,805)**	**(1,821)**	(2,964)	(2,560)
Personnel	(236)	(234)	(177)	(140)	(303)	(179)	(147)	(186)	(170)	(140)	(137)	(133)	(244)	(200)	(172)	(144)	(320)	(180)
Suppliers of Materials and Services	(1,422)	(2,421)	(1,789)	(1,488)	(1,641)	(1,332)	(1,568)	(1,698)	(1,604)	(1,640)	(2,048)	(1,775)	(1,508)	(1,829)	(1,670)	(1,239)	(1,496)	(1,905)
Materials/Services	(1,222)	(2,215)	(1,575)	(1,277)	(1,401)	(1,325)	(1,101)	(1,470)	(1,393)	(1,433)	(1,842)	(1,581)	(1,315)	(1,649)	(1,478)	(1,087)	(1,490)	(1,654)
Plant Maintenance	(345)	(341)	(309)	(331)	(375)	(302)	(283)	(312)	(297)	(299)	(332)	(347)	(425)	(406)	(344)	(305)	(324)	(322)
Rentals	(139)	(386)	(210)	(259)	(248)	(245)	(260)	(322)	(349)	(329)	(336)	(338)	(297)	(401)	(438)	(273)	(407)	(432)
Data Processing/Graphics	(113)	(127)	(122)	(140)	(122)	(111)	(108)	(132)	(122)	(103)	(134)	(129)	(97)	(134)	(122)	(108)	(139)	(94)
Call Center Customer Service/Billing	(157)	(147)	(126)	(188)	(143)	(128)	(104)	(140)	(138)	(104)	(138)	(147)	(163)	(129)	(155)	(113)	(135)	(138)
Dealers	(105)	(103)	(105)	(104)	(101)	(105)	(99)	(111)	(108)	(109)	(112)	(116)	(110)	(115)	(115)	(105)	(100)	(109)
Consultancy / Audits / Fees	(31)	(55)	(67)	(50)	(56)	(50)	(35)	(75)	(71)	(45)	(96)	(74)	(52)	(124)	(50)	(34)	(76)	(42)
Other Services/Payments	(332)	(1,056)	(636)	(205)	(356)	(384)	(212)	(378)	(308)	(444)	(694)	(430)	(171)	(340)	(254)	(149)	(309)	(517)
Network Usage Services	(200)	(206)	(214)	(211)	(240)	(7)	(467)	(228)	(211)	(207)	(206)	(194)	(193)	(180)	(192)	(152)	(6)	(251)
Tax	(633)	(621)	(628)	(527)	(1,172)	(698)	(518)	(531)	(507)	(516)	(551)	(543)	(576)	(683)	(566)	(524)	(1,221)	(500)
Judicial Deposits	(224)	43	53	(11)	8	(4)	11	50	46	40	41	55	75	34	51	91	78	41
Contingencies	1	(1)	-	(12)	-	-	(1)	(8)	-	(4)	(2)	(1)	(12)	(5)	(6)	(5)	(5)	(16)
Mediation	(46)	(5)	(37)	(53)	(1)	-	-	(10)	(44)	(16)	(54)	(35)	(20)	(50)	(442)	-	-	-
Investment	**(190)**	**(554)**	**(430)**	**(519)**	**(536)**	**(434)**	**(377)**	**(370)**	**(363)**	**(339)**	**(582)**	**(421)**	**(344)**	**(603)**	**(482)**	**(384)**	**(540)**	(672)
Telemar	(89)	(272)	(200)	(215)	(278)	(182)	(170)	(154)	(178)	(147)	(222)	(193)	(174)	(234)	(208)	(172)	(230)	(279)
Oi S.A.	(25)	(70)	(63)	(81)	(70)	(66)	(63)	(52)	(47)	(64)	(76)	(58)	(46)	(103)	(83)	(51)	(81)	(99)
Oi Móvel	(76)	(212)	(167)	(223)	(188)	(186)	(144)	(164)	(138)	(128)	(284)	(170)	(124)	(266)	(191)	(161)	(229)	(294)
Operational Generation	**(34)**	**(977)**	**(250)**	**(104)**	**(1,026)**	**(261)**	**136**	**(164)**	**17**	**79**	**(435)**	**(38)**	**16**	**(873)**	**(887)**	**43**	**(1,414)**	(417)
Capital Increase	-	-	-	-	-	-	-	-	-	-	-	-	-	4,007	-	-	-	-
Pharol Agreement	-	-	-	-	-	-	-	-	-	-	-	-	-	(106)	-	-	-	-
Intra Group Operations	-	-	-	-	-	28	55	3	(1)	-	-	-	14	-	-	-	-	100
Financial Operations	38	32	24	26	15	15	26	19	28	15	(1)	21	23	18	(685)	24	17	9
Dividends and JCP	-	192	7	-	-	-	-	-	--	-	-	-	54	-	-	-	-	-
Closing Balance - Financial Cash	**6,881**	**6,128**	**5,909**	**5,831**	**4,820**	**4,602**	**4,819**	**4,677**	**4,721**	**4,815**	**4,379**	**4,362**	**4,469**	**7,515**	**5,943**	**6,010**	**4,614**	**4,306**